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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 22, 2009


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                  000-28704               88-0429044
            -------                 -----------              ----------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)        Identification Number)

35193 Avenue "A", Suite-C, Yucaipa, California                 92399
----------------------------------------------                 -----
  (Address of principal executive offices)                  (Zip Code)

                                (800) 259-9622
                                --------------
             (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

In connection with the Annual Meeting of Stockholders of Ingen Technologies, Inc., a Georgia corporation, held on September 22, 2009, the stockholders re-elected Scott Sand, Yong Sin Khoo, Chris A. Wirth, Curt A. Miedema, Stephen O'Hara, John Finazzo, and Brad Klearman to serve as directors.

Shortly before the Annual Meeting of Stockholders, Brad Klearman died unexpectedly. As a result, the existing board unanimously appointed Charles E. Vorwaller to replace Mr. Klearman.

Charles E. Vorwaller, age 51, is a 25-year veteran in sales and management in the healthcare industry, and has been recognized as a strategic planner and visionary in multiple market segments. Currently he is the President of National Sales Networks, Inc. a sales and marketing consulting company. Since 2006, he has served as the Director of Business Development for Litecure, LLC a worldwide developer, manufacturer, and marketer of medical devices and products used in a broad range of interventional medical specialties. Prior to his current roles, he held several senior positions, including Vice President Sales and National Account Manager at both publicly traded and privately held medical companies, including Access Battery, Inc.; and Rocky Mountain Medical Corporation. Charles holds Bachelor's Degree in Marketing and Management from Westminster College. He has been actively involved for over 10 years in the Boy Scouts of America; as well as coaching youth basketball and soccer. He and his wife have been married 27 years, and have five children.

At the meeting of the Board of Directors held following the Annual Meeting of Stockholders, Scott Sand was reappointed to serve as Chairman and Chief Executive Officer; Thomas J. Neavitt was reappointed to serve as Chief Financial Officer and Secretary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

In connection with the Annual Meeting of Stockholders held on September 22, 2009, the stockholders voted to approve the proposed amendment to the Articles of Incorporation of Ingen Technologies, Inc., a Georgia corporation. As a result, the authorized common stock of the corporation will be increased to Three Billion Five Hundred Million shares with no par value. The amendment will become effective upon filing Articles of Amendment with the state of Georgia. A copy of the Articles of Amendment are included as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

Exhibits

3.1      Articles of Amendment to Articles of Incorporation



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  September 28, 2009                   INGEN TECHNOLOGIES, INC.


                                    By: /s/ Scott R. Sand
                                        -------------------------------
                                        Scott R. Sand,
                                        Chief Executive Officer